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Exhibit 10.729

NOVARTIS AG

WRITTEN CONSENT AND APPROVAL

Effective as of December 5, 2003

STOCK REPURCHASE PLAN

        WHEREAS, Section 2.04 (a)(iii) of that certain Governance Agreement dated as of November 20, 1994 between Chiron Corporation ("Chiron" or the "Company") and Novartis AG (the "Governance Agreement"), requires the consent of Novartis AG in connection with any reclassification, combination, split, subdivision, or redemption, purchase or other acquisition, directly or indirectly, of any debt or equity securities or other capital stock of the Company;

        WHEREAS, the Company currently has a stock repurchase plan (the "Stock Repurchase Plan") pursuant to which the Company is authorized from time to time to repurchase up to thirty million five hundred thousand (30,500,000) shares, to substantially offset dilution associated with the operation of its 1991 Stock Option and Employee Stock Purchase Plans; and

        WHEREAS, the Non-Novartis Directors and the Board of Directors of Chiron propose to authorize management to increase the total number of shares authorized for repurchase under the Stock Repurchase Plan from thirty million five hundred thousand (30,500,000) to thirty-five million five hundred thousand (35,500,000) shares of the Company's Common Stock in open market transactions through December 31, 2004, subject to approval by Novartis AG;

        NOW, THERFORE, BE IT RESOLVED, that the increase in the number of shares of Chiron Common Stock authorized for repurchase under the Stock Repurchase Plan of Chiron, thereby increasing the total number of shares of Chiron Common Stock authorized for repurchase under the Plan from thirty million five hundred thousand (30,500,000) to thirty-five million five hundred thousand (35,500,000) shares, in open market transactions through December 31, 2004, is hereby approved;

AMENDMENTS TO GOVERNANCE AGREEMENT AND BYLAWS

        WHEREAS, Sections 2.04 (b)(iv) and (vii) of that certain Governance Agreement dated as of November 20, 1994 between Chiron Corporation ("Chiron" or the "Company") and Novartis AG, requires the approval of a majority of the Investor Directors to amend the Bylaws of Chiron or to establish any committee of the Board of Directors of Chiron other than as provided in Section 2.03(b)(i) through (v) of the Governance Agreement;

        WHEREAS, Section 2.03(b)(vi) of the Governance Agreement provides that the Board of Directors of Chiron may establish such other committees of the Board as the Board deems necessary or desirable, provided that such committees are established in compliance with the terms of the Governance Agreement; and

        WHEREAS, Section 3.11 of Chiron's Bylaws currently provides for the establishment of five committees of the Board, and the Board has deemed it appropriate and in the best interests of Chiron to amend Section 3.11 of the Bylaws and Section 2.03 (b) of the Governance Agreement to establish an additional committee of the Board called the "Finance Committee," which committee shall be established and constituted with such powers and authority in accordance with Sections 2.03(a) and (c) of the Governance Agreement;

        NOW, THEREFORE, BE IT RESOLVED, that the amendments to Section 2.03(b) of the Governance Agreement and Section 3.11 of Chiron's Bylaws in substantially the form attached hereto as Annex 1 and Annex 2, are hereby approved;

        IN CONSIDERATION OF THE FOREGOING, Novartis AG hereby approves the (a) increase in the number of shares of Chiron Common Stock authorized for repurchase under the Stock Repurchase

Plan of Chiron, thereby increasing the total number of shares of Chiron Common Stock authorized for repurchase under the Plan from thirty million five hundred thousand (30,500,000) to thirty-five million five hundred thousand (35,500,000) shares, in open market transactions through December 31, 2004; and (b) establishment of the Finance Committee of Chiron's Board of Directors, and corresponding amendments to the Governance Agreement with Chiron and Chiron's Bylaws, effective as of December 5, 2003.

NOVARTIS AG
By:	/s/ PETER RUPPRECHT
Its: authorized signatory
By:	J.M. Manser
Its:

ANNEX 1

CHIRON CORPORATION
Governance Agreement Dated November 20, 1994 with Novartis AG

Section 2.03(b) of the Governance Agreement dated November 20, 1994 with Novartis AG (the "Governance Agreement") is hereby amended, effective as of December 5, 2003, to add a new subsection, 2.03(vi) to read in its entirety, as follows:

        "(vi) a Finance Committee, consisting of at least three members of the Board, which shall assist the Board in fulfilling its responsibility for oversight with respect to Chiron's capital structure, financing and investment strategies and financial management, subject to applicable law and limits imposed by the Governance Agreement, the Company's Restated Certificate of Incorporation, as amended from time to time, and by action of the Board; and"

Subsection 2.03(vi) is hereby re-designated as subsection 2.03(vii) to read in its entirety, as follows:

        "(vii) such other committees as the Board of Directors deems necessary or desirable; provided that such committees are established in compliance with the terms of this Agreement."

ANNEX 2

CHIRON CORPORATION
Bylaws, as amended

Section 3.11 of the Bylaws of Chiron Corporation is hereby amended, effective as of December 5, 2003, to read in its entirety, as follows:

        3.11    Committees.    Section 2.03 of the Governance Agreement provides that the following committees of the Board of Directors shall be formed and administered: (i) an Audit Committee; (ii) a Nominating and Corporate Governance Committee; (iii) a Strategic Planning Committee; (iv) a Compensation Committee; (v) a Stock Option Plan Administration Committee; and (vi) a Finance Committee. Such committees of the Board of Directors shall be formed, maintained and administered in accordance with the terms of said Section 2.03 of the Governance Agreement, which provisions are incorporated herein and made a part of these Bylaws. All committees of the Board of Directors not specifically provided for in said Section 2.03 shall be constituted in accordance with Section 2.03(c) of the Governance Agreement.

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  Exhibit 10.729
NOVARTIS AG WRITTEN CONSENT AND APPROVAL Effective as of December 5, 2003
  ANNEX 1
CHIRON CORPORATION Governance Agreement Dated November 20, 1994 with Novartis AG
  ANNEX 2
CHIRON CORPORATION Bylaws, as amended